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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement of Let's Talk Cellular & Wireless, Inc. (formerly Let's Talk Cellular of America, Inc.) on Form S-1 of our report dated October 31, 1995 (except for the seventh paragraph of Note 2, as to which the date is September 26, 1996), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


Miami, Florida
September 5, 1997